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                                                                     Exhibit T3A



                        THE COMPANIES ACTS, 1862 TO 1898
                           AND THE COMPANIES ACT 1985

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                            COMPANY LIMITED BY SHARES

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                                   MEMORANDUM
                                 OF ASSOCIATION

                                       OF


                             MARCONI CORPORATION PLC


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
NAME CHANGED FOLLOWING          1.   The name of the Company is "Marconi Corporation plc"
SPECIAL RESOLUTION OF
7TH MARCH, 2000                 2.   The Company is to be a public company.

CLAUSES 2 AND 3 ADDED AND       3.   The Registered Office of the Company will be situated in England and Wales.
ALTERED, RESPECTIVELY, AS
A RESULT OF DIRECTORS'          4.   The objects for which the Company is established are:-
RESOLUTION DATED
3RD DECEMBER, 1981              (1)  To acquire and take over as a going concern the business and undertakings of The General Electric Company Limited, which was incorporated in 1889.

                                (2)  To carry on the business of electricians, electrical engineers, mechanical, sanitary, gas and water engineers, ironmongers, makers of electric tramcars, motor cars, carriages, cycles, and other vehicles, and manufacturers of and dealers in dynamos, motors, telephones, bells, electroliers, arc and other lamps, electric light fittings, heating and cooking apparatus, metals, india-rubber, asbestos and other insulating material and chemical and medical apparatus, and of and in all other apparatus and things required for or capable of being used in connection with the generation, distribution, supply, accumulation, and
                                     employment of electricity, either alone or in conjunction with gas, and also of contractors for the supply of electricity, whether for lighting, heating, motive power, telegraphic,
                                     telephonic, electro-plating, metallurgic, or other manufacturing processes or other purposes whatsoever.

                                (3)  To construct, purchase, lease, or otherwise acquire any tramway or light railway.

                                (4)  To equip and to maintain and work by electricity, steam, horse, or other mechanical power, all tramways or light railways
                                     belonging to the Company, or in which the Company may be
                                     interested.

                                (5)  To carry on the business of tramway, railway, omnibus and van proprietors, and carriers of passengers and goods, and of
                                     manufacturers of and dealers in tramways, carriages, trucks, locomotives, accumulators, dynamos, and other chattels and effects and conveniences required for making, maintaining, equipping and working tramways or light railways.
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                                     T3A-1
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
                               (6)  To manufacture, purchase, use, sell, license, hire and deal in engines, machinery, apparatus, fittings, materials, and things, for any of the purposes of the Company, and to buy, sell,
                                    manufacture, and deal in all raw or partly manufactured materials and things used in or in connection with any of the operations of the Company, or in the manufacture of any machinery or apparatus so used, and generally to carry on any business (other than life insurance) which may seem to the Company capable of being
                                    conveniently carried on, either in connection with or in addition to any of those referred to above.

                               (7)  To apply for and obtain and acquire, by purchase or otherwise, and use, license, and dispose of inventions, letters patent, brevets d'invention, licenses, and similar rights and privileges in respect of inventions relating to any business which the
                                    Company is authorised to carry on, or which may be deemed
                                    advantageous for the purposes of the Company, and to use,
                                    exercise, develop, sell, or otherwise deal with the same.

                               (8)  To purchase or otherwise acquire lands of whatsoever tenure, and to purchase or acquire and to construct houses, buildings, factories, apparatus, and appliances, and to use, let, sell, exchange, or otherwise deal with or dispose of the same.

                               (9)  To lease, let out for hire, or make any arrangement for the working or development of, or to mortgage, sell, dispose of, or otherwise deal with the whole or any part of the business, lands, property, rights, privileges, or assets of any kind whatever of the Company for the time being, or any share of interest therein.

                               (10) To apply for and obtain, and acquire by purchase or otherwise, and use and dispose of charters, concessions, licenses and privileges, which may be deemed advantageous to the interests of the Company.

                               (11) To subscribe for, purchase, or otherwise acquire, hold, sell, exchange, dispose of, and deal in shares, stock, bonds,
                                    debentures, debenture stock, or obligations of any other company.

                               (12) To guarantee the payment of money secured by or payable under or in respect of bonds, debentures, debenture stock, contracts, mortgages, charges, obligations, and securities of any other company.

                               (13) To furnish and provide deposits, and guarantee funds, required in relation to any tender or application for any contract,
                                    concession or privilege, or in relation to the carrying out of any contract or concession.

                               (14) Generally to carry on and transact every kind of guarantee business, and to undertake obligations of every kind and
                                    description, and also to undertake and execute trusts of all kinds.
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                                     T3A-2
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
                            (15) To lend money to such parties and on such terms with or without security, as may seem expedient, and in particular to customers of and persons having dealings with the Company, and to guarantee the performance of contracts, by members of or companies or persons having dealings with the Company, and to draw, accept, endorse, discount, issue, buy, sell, and deal in bills of
                                 exchange, promissory notes, drafts, bills of lading, coupons, warrants, and other negotiable instruments.

                            (16) To borrow or raise money for the purposes of the Company, in such manner and upon such terms as may seem expedient, and to secure the repayment thereof by redeemable or irredeemable bonds, debentures, or debenture stock (such bonds, debentures, and debenture stock being made payable to bearer or otherwise, and issuable or payable either at par or at a premium or discount) or by mortgages, scrip certificates, bills of exchange or promissory notes, or by any other instrument, or in such other manner as may be determined, and for any such purposes to charge all or any part of the property of the Company, both present and future, including its uncalled capital, and to confer upon any
                                 incumbrancer or trustee for any incumbrancer of uncalled capital such powers of making and enforcing calls, and of refusing to register transfers of shares, as may be thought fit, and to allot the shares of the Company credited as partly or fully paid up, or bonds, debentures, or debenture stock issued by the Company as the whole or part of the purchase price for any property
                                 purchased by the Company, or for any valuable consideration.

                            (17) To make donations to such persons and in such cases, and either of cash or other assets, as may be thought directly or indirectly conducive to any of the Company's objects or otherwise expedient, and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition, or for any public, general, or other object.

                            (18) To enter into partnership or into any arrangement with regard to the sharing of profits, union of interests, or amalgamation, reciprocal concession or cooperation, either in whole or in part, with any other company, corporation, society, partnership, or persons.

                            (19) To dispose of by sale, lease, underlease, exchange, surrender, mortgage, or otherwise, absolutely, conditionally, or for any limited interest, all or any part of the undertaking, property, rights or privileges of the Company as a going concern or
                                 otherwise to any public body, company, society, or association, or to any person or persons, for such consideration as the
                                 Company may think fit, and in particular for any stock, shares, debentures, debenture stock, or other securities or property of any other company.

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                                     T3A-3
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
                          (20) To promote or form or assist in the promotion or formation of any other company or companies, either for the purpose of acquiring, working, or otherwise dealing with all or any of the property, rights, and liabilities of this Company, or any property in which this Company is interested, or for any other purpose, with power to assist such company or companies by paying or contributing towards the preliminary expenses, or providing the whole or part of the capital thereof, or by taking or subscribing for shares therein, or by lending money thereto upon debentures or
                               otherwise, and further, to pay out of the funds of the Company all expenses of and incidental to the formation, registration, advertising, and establishment or winding-up of this or any other company, and to the issue and subscription of the share or loan capital, including brokerage and commissions for obtaining applications for or placing or guaranteeing the placing of the shares, or any debentures, debenture stock, or other securities of this or any other company, and also all expenses attending the issue of any circular or notice, or the printing, stamping, and circulation of proxies or forms to be filled up by the
                               shareholders of or connected with this or any other company, and to undertake the management and secretarial or other works, duties, and business of any company on such terms as may be determined.

                          (21) To obtain or in any way assist in obtaining any Provisional Order or Act of Parliament or Legislative Act or other necessary authority for enabling this or any other company to carry any of its objects into effect, or for effecting any modification of this or any other company's constitution and to procure this or any other company to be legalised, registered, or incorporated if necessary in accordance with the laws of any country or state in which it may or may propose to carry on operations, and to open and keep a colonial or foreign register or registers of this or any other company in any British colony or dependency or in any foreign country, and to allocate any number of shares in this or any other company to such register or registers.

                          (22) To distribute any of the assets of the Company among the members in specie or otherwise.

SUB-CLAUSE 4(23)          (23) To establish, contribute to, maintain, advise or assist schemes
CONDITIONALLY ADDED            for the acquisition of shares in the Company or its holding
AS A RESULT OF                 company to be held by or for the benefit of employees, former
SPECIAL RESOLUTION             employees and directors of the Company or its holding company or
DATED 26TH MARCH,              any subsidiary of the Company or any parent or subsidiary
2003 BUT NOT YET               undertaking of the Company (as defined in the Companies Act 1985)
IN FORCE                       and to set up trusts to operate for and in accordance with such schemes.


                          (24) To do all or any of the above things in any part of the globe, either as principals, agents, contractors, trustees, or otherwise, and either alone or in conjunction with
                               others, and either by or through agents, sub-contractors,
                               trustees, or otherwise, with power to appoint a trustee or trustees, personal or corporate, to hold any property on
                               behalf of the Company, and to allow any property to remain outstanding in such trustee or trustees.
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                                     T3A-4
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
                              (25) To do all such other things as are incidental or may be thought conducive to the attainment of the above objects or any of them, and so that the word "Company" in this
                                   Memorandum when applied, otherwise than to this Company
                                   shall be deemed to include any partnership or other body of persons, whether corporate or unincorporate, and whether
                                   domiciled in the United Kingdom or elsewhere, and the
                                   objects specified in each of the particulars of this
                                   Memorandum shall be regarded as independent objects, and
                                   accordingly shall be in no wise limited or restricted,
                                   except where otherwise expressed in such paragraph by
                                   reference to the objects indicated in any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if
                                   each of the said paragraphs defined the objects of a
                                   separate, distinct, and independent company.

                              5.   The liability of the members is limited.

AMENDED BY SPECIAL            6.   The capital of the Company is(pound)300,000,000 divided
RESOLUTIONS ON                     into 6,000,000,000  Ordinary Shares of 5p each.
10TH SEPTEMBER, 1982,
15TH AUGUST, 2000
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                                     T3A-5
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     We, the several persons whose Names, Addresses, and Descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the Capital of the Company set opposite our respective names.

                                                                      Number of Shares
              NAMES, ADDRESSES, AND DESCRIPTIONS OF                    taken by each
                           SUBSCRIBERS                                   Subscriber
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
G. BYNG,                                                                    One
                    71, Queen Victoria Street,                            Ordinary
                    Manufacturer.                 LONDON, E.C.             Share


M. BYNG,                                                                    One
                    71, Queen Victoria Street,                            Ordinary
                    Electrical Engineer.          LONDON, E.C.             Share


H. HIRST,                                                                   One
                    71, Queen Victoria Street,                            Ordinary
                    Electrical Engineer,          LONDON, E.C.             Share


A. ECKSTEIN,                                                                One
                    Peel Works, Adelphi,                                  Ordinary
                    Electrical Engineer,          SALFORD                  Share


WILLIAM WHITE,                                                              One
                    71, Queen Victoria Street,                            Ordinary
                    Electrical Engineer,          LONDON, E.C.             Share


E. WILSON,                                                                  One
                    71, Queen Victoria Street,                            Ordinary
                    Clerk,                        LONDON, E.C.             Share


T. J. K. ALWOOD,                                                            One
                    71, Queen Victoria Street,                            Ordinary
                    Accountant.                   LONDON, E.C.             Share



      DATED this 26th day of September, 1900
WITNESS to the Signature of GUSTAV BYNG -

                                                    H.G. DENT
                                        "Harrow View", PINNER, Middlesex.


WITNESS to all the other Signatures-
                                                  W. WARBURTON
                                                    Solicitor
                                         15, Norfolk Street, MANCHESTER


                                     T3A-6